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                                                                     Exhibit 4.2


                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this

"Agreement") is made as of March 6, 1997, by and among WATERLINK, INC., a Delaware corporation (the "Company"), BRANTLEY VENTURE PARTNERS III, L.P., a Delaware limited partnership ("Brantley Venture"), THEODORE F. SAVASTANO, an individual ("Savastano"), RIVER CITIES CAPITAL FUND LIMITED PARTNERSHIP, a Delaware limited partnership ("River Cities"), IPP95, L.P., a Delaware limited partnership, ("IPP95"), ENVIRONMENTAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("Fund"), ENVIRONMENTAL OPPORTUNITIES FUND (Cayman), L.P., a Cayman Island exempted limited partnership ("Cayman Fund"), BRANTLEY CAPITAL CORPORATION ("Brantley Capital") and NATIONAL CITY CAPITAL CORPORATION ("NCC"; Brantley Venture, River Cities, IPP95, Fund, Cayman Fund, Brantley Capital and NCC are hereinafter collectively referred to as the "Investors").

                             PRELIMINARY STATEMENTS:

         WHEREAS, the Company, Brantley Venture, River Cities, IPP95, Savastano, Fund, and Cayman Fund are parties to a Registration Rights Agreement dated August 30, 1995 as amended by an Addendum to Registration Rights Agreement dated September 15, 1995 as further amended by the First Amendment to Registration Rights Agreement dated June 27, 1996 (collectively, the "Registration Agreement");

         WHEREAS, Brantley Capital, NCC, River Cities, Fund, Cayman Fund and IPP95 (the "Purchasers") desire to purchase warrants to purchase Common Shares of the Company (the "Warrants") pursuant to a Warrant Agreement, dated as of March 6, 1997, among the Company and the Purchasers (the "Warrant Agreement");

         WHEREAS, it is a condition precedent to the Purchasers' obligations to consummate the purchase under the Warrant Agreement that the parties hereto execute and deliver this Agreement;

         WHEREAS, the parties hereto wish to amend the terms of the Registration Agreement in connection with the issuance by the Company of the Warrants and to make Brantley Capital and NCC additional parties to the Registration Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual promises of the parties and as a condition of the issuance of the Warrants by the Company, the parties hereto agree as follows:



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                  1.       Demand Registrations.
                           --------------------
                           (a) REQUESTS FOR REGISTRATION. Subject to the terms
                  and conditions hereof, (i) the holders of at least 30% (treated as a single class) of the Preferred Securities (as defined below) and Warrant Shares (as defined below) may request registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of their Preferred Securities or Warrant Shares, as the case may be, on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and (ii) the holders of at least 30 (treated as a single class) of the Preferred Securities or Warrant Shares may request registration under the Securities Act of all or part of their Preferred Securities or Warrant Shares, as the case may be, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"), if available, which requests shall specify the approximate number of Preferred Securities or Warrant Shares requested to be registered and the anticipated per share price range for such offering. In the case of any such request, the Company will give written notice of such requested registration within ten days of receiving the request therefor to all holders of Preferred Securities, Warrant Shares, Other Investor Shares (as defined below) and Savastano Shares (as defined below) and will include in such registration all Preferred Securities, Warrant Shares, Other Investor Shares and shares of Common Stock, $.001 par value, of the Company purchased by Savastano pursuant to that certain Stock Purchase Agreement dated December 9, 1994 among Brantley Venture, Savastano and the Company ("Savastano Shares") with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this paragraph l(a) are referred to herein as "Demand Registrations." Notwithstanding the foregoing provisions of this Section 1, the timing of the exercise by the holders of Preferred Securities or Warrant Shares of their right to request any Demand Registration shall be subject to the approval of the holders of a majority of the Savastano Shares, which approval shall not be unreasonably withheld or delayed. For purposes of calculating the 30% required to request any Demand Registration pursuant to this
                  Section 1, a holder or group of holders must hold the equivalent of at least 30% of common stock, $.001 par value, of the Company, which have been issued or are issuable upon conversion of all Preferred Securities, upon exercise of "Conversion Rights" as defined in the Company's Fourth Amended and Restated Certificate of Incorporation or upon exercise of the Warrants as set forth in the Warrant Agreement.

                           (b) CERTAIN EXPENSES OF REGISTRATIONS. (i) The
                  holders of Preferred Securities and Warrant Shares, as a group, will be entitled to request three Demand Registrations which are Long-Form Registrations, and (ii) the holders of Preferred Securities and Warrant Shares, as a group, will be entitled to request an unlimited number of Demand Registrations which are Short-Form Registrations in which, except as otherwise required by state securities or blue sky laws, the Company will pay all Registration Expenses (collectively, "Company-paid Demand Registrations"). In addition, the holders of Preferred Securities and Warrant Shares, as a group, will be entitled to request an

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                  unlimited number of Demand Registrations which are Long-Form
                  Registrations in which the holders of the shares to be registered will pay their shares of the Registration Expenses as set forth in paragraph 5 hereof; provided, that the [combined] aggregate offering value of the Preferred Securities and Warrant Shares requested to be registered in any Demand Registration must equal at least $3,000,000. A Demand Registration which is a Long-Form Registration will not count as one of the permitted Company-paid Demand Registrations until it has become effective, and neither the second nor any subsequent Demand Registration which is an Long-Form Registration will count as one of the permitted Company-paid Demand Registrations unless the holders of Preferred Securities and Warrant Shares are able to register and sell at least 85% of the Preferred Securities and Warrant Shares requested to be included in such registration; provided, that in any event the Company will pay all Registration Expenses in connection with any registration initiated as a Company-paid Demand Registration whether or not it has become effective. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company will use its best efforts to make Short-Form Registrations available for the sale of Preferred Securities and Warrant Shares.

                           (c) PRIORITY ON DEMAND REGISTRATIONS. The Company
                  will not include in any Demand Registration any securities which are not Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares, without the prior written consent of the holders of a combined majority (treated as a single class) of the Preferred Securities and Warrant Shares initially requesting such registration. If a Demand Registration requested by holders of Preferred Securities or Warrant Shares is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Preferred Securities, Warrant Shares, Other Investor Shares, Savastano Shares and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a combined majority of the Preferred Securities (treated as a single class) and Warrant Shares, the Company will include in such registration (i) first, the Preferred Securities and Warrant Shares requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of Preferred Securities and Warrant Shares owned by each such holder, (ii) second, the Other Investor Shares and Savastano Shares requested to be included by the holders thereof in such registration, pro rata among the respective holders thereof on the basis of the amount of shares owned by each such holder (on a fully diluted basis) and (iii) third, other securities requested to be included in such registration. Any Persons other than holders of Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares who participate in Demand Registrations which are not at the Company's expense must pay their respective shares of the Registration Expenses as provided in paragraph 5 hereof.

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                           (d) RESTRICTIONS ON REGISTRATIONS. The Company will
                  not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration. The Company may postpone for up to two months the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of a combined majority of the Preferred Securities (treated as a single class) and the Warrant Shares agree that such Demand Registration would be substantially disadvantageous to the Company; provided, that in such event, the holders of Preferred Securities and Warrant Shares initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder, and the Company will pay all Registration Expenses in connection with such withdrawn registration; provided further, that the Company may exercise its right to postpone filings only once within any 18-month period.

                           (e) SELECTION OF UNDERWRITERS. The Board of Directors
                  of the Company shall, by majority vote, have the right to select the investment banker(s) and manager(s) to administer any Demand Registration, subject to the approval of the holders of a majority of the Savastano Shares, which approval shall not be unreasonably withheld or delayed.

                  2.       Piggyback Registrations.
                           -----------------------

                           (a) RIGHT TO PIGGYBACK. Whenever the Company proposes
                  to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares (a "Piggyback Registration"), the Company will give prompt written notice (in any event within five business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares of its intention to effect such a registration, and subject to subparagraphs 2(b) and 2(c) hereof, will include in such registration all Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                           (b) PIGGYBACK EXPENSES. The Registration Expenses of
                  the holders of Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares will be paid by the Company in all Piggyback Registrations.

                           (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback
                  Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can

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                  be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Preferred Securities and Warrant Shares requested to be included in such registration, pro rata among the holders of such Preferred Securities and Warrant Shares on the basis of the number of shares owned by each such holder at the time of the filing of the registration statement, (iii) third, the Other Investor Shares, the Savastano Shares and the Holders of Registrable Securities (as defined in that certain Registration Rights Agreement dated January 31, 1996 between the Company and Mass Transfer Systems, Inc.) requested to be included by the holders thereof in such registration, pro rata among the respective holders thereof on the basis of the amount of shares owned by each such holder (on a fully diluted basis) at the time of filing the registration statement and (iv) fourth, all Holders of Registrable Shares (as defined in that certain Registration Rights Agreement dated April 26, 1996 between the Company and Lawrence A. Schmid and in that certain Registration Rights Agreement dated September 30, 1996 between the Company and the Shareholders of Water Equipment Technologies, Inc., a Florida corporation, listed on Schedule I thereto) in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Holders at the time of filing the registration statement and among holders of other registration rights that may be granted by the Company in connection with business acquisitions, mergers, combinations and the like; and (v) fifth, other securities requested to be included in such registration.

                           (d) PRIORITY ON SECONDARY REGISTRATIONS. If a
                  Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration
                  (i) first, the securities requested to be included therein by the holders requesting such registration and the Preferred Securities and Warrant Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, (ii) second, the Other Investor Shares and the Savastano Shares requested to be included in such registration by the holders thereof, pro rata among the respective holders thereof on the basis of the amount of shares owned by each such holder (on a fully diluted basis) and (iii) third, other securities requested to be included in such registration.

                           (e) SELECTION OF UNDERWRITERS. If any Piggyback
                  Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be approved by the majority of the Board of Directors of the Company.

                           (f) OTHER REGISTRATIONS. If the Company has
                  previously filed a registration statement with respect to Preferred Securities or Warrant Shares pursuant to paragraph 1

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                  or pursuant to this paragraph 2, and if such previous
                  registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8, Form S-4, or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

                  3.       Holdback Agreements.
                           -------------------

                           (a) Each holder of Preferred Securities, Warrant
                  Shares, Other Investor Shares and Savastano Shares agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 promulgated pursuant to the Securities
                  Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to or during the 90-day period beginning on the effective date of any underwritten Demand Registration or underwritten Piggyback Registration in which Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares are included (except for sales of such securities as part of such underwritten registered offering and as otherwise permitted under Rule 144(k)), unless the underwriters managing the registered public offering otherwise agree.

                           (b) The Company agrees (i) not to effect any public
                  sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8, Form S-4, or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  4. REGISTRATION PROCEDURES. Whenever the holders of Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares have requested that any Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares, as the case may be, be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares in accordance with the intended method of disposition thereof (including the registration of warrants held by a holder of Preferred Securities requesting registration as to which the Company has received reasonable assurances that only Preferred Securities will be distributed to the

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         public), and pursuant thereto the Company will as expeditiously as possible:

                           (a) Prepare and file with the Securities and Exchange
                  Commission a registration statement with respect to such Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares and use its best efforts to cause such registration statement to become effective and remain effective until the earlier of (i) the date when all Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares covered by the registration statement have been sold, or (ii) 180 days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority (treated as a single class) of the Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares covered by such registration, as the case may be, copies of all such documents proposed to be filed including documents that are to be incorporated by reference into such registration statement, amendment or supplement, which documents will be subject to the review of such counsel, and which proposed registration statement or amendment or supplement thereto shall not be filed by the Company if any of such holders reasonably objects to such filing;

                           (b) Prepare and file with the Securities and Exchange
                  commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period referred to in paragraph 4(a) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                           (c) Furnish to each holder of Preferred Securities,
                  Warrant Shares, Other Investor Shares or Savastano Shares, as the case may be, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder may reasonable request in order to facilitate the disposition of the Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares;

                           (d) Use its best efforts to register or qualify such
                  Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares under such other securities or blue sky laws of such jurisdictions as any holder thereof reasonably requests and dc any and all other acts and things which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Preferred Securities or Warrant Shares owned by such holder; provided, however, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdiction unless such qualification or registration is required to qualify such

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                  securities therein;

                           (e) Notify each holder of such Preferred Securities,
                  Warrant Shares, Other Investor Shares or Savastano Shares, as the case may be, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares, as the case may be, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                           (f) Promptly notify the holders of Preferred
                  Securities, Warrant Shares, Other Investor Shares or Savastano Shares, as the case may be, and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (i) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (ii) any requests by the Securities and Exchange Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) the issuance or threat of issuance by the Securities and Exchange Commission of spending the effectiveness of the registration any stop order statement or the initiation of any proceedings for that purpose, and
                  (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

                           (g) Cause all such Preferred Securities, Warrant
                  Shares, Other Investor Shares and Savastano Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares with the NASD;

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                                                             9


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                           (h) Provide a transfer agent and registrar for all
                  such Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares not later than the effective date of such registration statement;

                           (i) Enter into such customary agreements (including,
                  without limitation, underwriting agreements in customary form) and take all such other actions as the holders of a majority (treated as a single class) of the Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares or Savastano Shares (including, without limitation, effecting a stock split or a combination of shares);

                           (j) Make available for inspection by any holder of
                  Preferred Securities, Warrant Shares, or Savastano, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                           (k) Otherwise use its best efforts to comply with all
                  applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (l) Permit any holder of Preferred Securities,
                  Warrant Shares, Other Investor Shares or Savastano Shares to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to paragraph 6(b) hereof;

                           (m) Make every reasonable effort to prevent the entry
                  of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order;

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                           (n) Use its best efforts to cause such Preferred
                  Securities, Warrant Shares, Other Investor Shares or Savastano Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders thereof to consummate the disposition of such Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares;

                           (o) Cooperate with the selling holders of Preferred
                  Securities, Warrant Shares, Other Investor Shares or Savastano Shares and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares to be sold and not bearing any restrictive legends, and enable such Preferred Securities, Warrant Shares, Other Investor Shares, or Savastano Shares to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares to the underwriters;

                           (p) Provide a CUSIP number for all Preferred
                  Securities, Warrant Shares, Other Investor Shares or Savastano Shares not later than the effective date of the registration statement; and

                           (q) Prior to the effectiveness of the registration
                  statement and any post-effective amendment thereto and at each closing of an underwritten offering, (i) make such representations and warranties to the selling holders of such Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares and the underwriters, if any, with respect to the Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares and the registration statement as are customarily made by issuers to underwriters in primary underwritten offerings, (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any, and to the holders of a majority of the Preferred Securities (treated as a single class), Warrant Shares, Other Investor Shares or Savastano Shares being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters or their counsel, (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Preferred Securities (treated as a single class), Warrant Shares, Other Investor Shares or Savastano Shares being sold and by the underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  5.       Registration Expenses.
                           ---------------------

                           (a) All expenses incident to the Company's
                  performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees arid disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                           (b) In connection with each Company-paid Demand
                  Registration and each Piggyback Registration, the Company will reimburse the holders of Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority (treated as a single class) of the Preferred Securities and Warrant Shares initially requesting such registration and approved by the company, which approval shall not be unreasonably withheld or delayed.

                           (c) To the extent Registration Expenses are not
                  required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

                  6.       Indemnification.
                           ---------------

                           (a) The Company agrees to indemnify, to the extent
                  permitted by law, each holder of Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares and their respective officers, directors, partners, successors and assigns, as the case may be, and each Person who controls any of the foregoing Persons (within the meaning of the Securities
                  Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Person expressly for use therein or by such Person's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers, directors and partners, as the case may be, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares.

                           (b) In connection with any registration statement in
                  which a holder of Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities
                  Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Person; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of securities by such holder pursuant to such registration statement.

                           (c) Any Person entitled to indemnification hereunder
                  will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                           (d) The indemnification provided for under this
                  Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                  7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Preferred Securities or Warrant Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

                  8. REPORTS UNDER THE SECURITIES LAWS. With a view to making available to the holders of Preferred Securities, Warrant Shares, Other Investor Shares and Savastano Shares the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Securities and Exchange Commission that may at any time permit such holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                           (a) Make and keep public information available, as
                  those terms are understood and defined in Rule 144, at all times subsequent to 90 days after the effective date of any registration statement covering an underwritten public offering filed under the Securities Act by the Company;

                           (b) File with the Securities and Exchange Commission
                  in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act at any time after it is subject to such registration requirements and

                           (c) Furnish to any such holder so long as such holder
                  owns any of the Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares so long as forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of such registration statement filed by the Company), and of the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any such holder in availing any such holder of any rule or regulation of the Securities and Exchange Commission permitting the selling of any such securities without registration.

                  9. CERTAIN LIMITATIONS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights, without the consent of the holders of at least sixty percent (60%) of the Preferred Securities and Warrant Shares (treated as a single class) then outstanding; provided, however, that the Company may grant registration rights subordinate to the rights of the holders of the Preferred Securities and Warrant Shares to effectuate any acquisition or merger approved by the Company's Board of Directors.

                  10. TRANSFER OF CERTAIN REGISTRATION RIGHTS. Provided that the Company is given written notice by the holder of Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares, as the case may be, at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, the rights of such holders under this Agreement may be transferred in whole or in part at any time, so long as such transfer of securities is in accordance with all applicable state and federal securities laws and regulations.

                  11. DEFINITIONS. "Other Investor Shares" means any equity securities of the Company purchased by an Investor pursuant to a Purchase Agreement or held by an Investor, other than Preferred Securities or Warrant Shares.

         "Person" means an individual, a partnership a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Preferred Securities" means (i) all common stock, par value $.001 per share, of the Company issued or issuable upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock issued to an Investor pursuant to a Purchase Agreement, and (ii) any equity securities of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Preferred Securities, such securities will cease to be Preferred Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will also be deemed to be a holder of Preferred Securities whenever such Person has the right to acquire directly or indirectly such Preferred Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

         "Warrant Shares" means (i) all common stock, par value $.001 per share, of the Company issued or issuable upon exercise of the Warrants; and (ii) any equity securities of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Warrant Shares, such shares will cease to be Warrant Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a person will also be deemed to be a holder of Warrant Shares whenever such person has the right to acquire directly or indirectly such Warrant Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

                  12.      Miscellaneous.
                           -------------

                           (a) REGISTRATION AGREEMENT SUPERSEDED; NO
                  INCONSISTENT AGREEMENTS. This Agreement shall supersede and replace the Registration Agreement. Upon the execution and delivery of this Agreement by all of the parties hereto, the Registration Agreement shall be canceled and rendered null and void and of no further force or effect. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Preferred Securities or Warrant Shares in this Agreement.

                           (b) ADJUSTMENTS AFFECTING PREFERRED SECURITIES. The
                  Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Preferred Securities or Warrant Shares to include such Preferred Securities or Warrant Shares, at the case may be, in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Preferred Securities or Warrant Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                           (c) REMEDIES. Any Person having rights under any
                  provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                           (d) AMENDMENTS AND WAIVERS. Except as otherwise
                  provided herein, the
                  provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of a [combined] majority of the Preferred Securities (treated as a single class, but excluding all Preferred Securities held by the Company, or, to the extent purchased pursuant to paragraph 3 of that certain Amended and Restated Shareholders Agreement among the Company, the Investors and Bruce Cummings, any Shareholders (as defined in the Amended and Restated Shareholders Agreement)) and the Warrant Shares; provided, however, that amendments or waivers of the provisions of this Agreement which directly relate to the rights of Savastano require, in addition to the foregoing consents, the prior written consent of Savastano.

                           (e) SUCCESSORS AND ASSIGNS. All covenants and
                  agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Preferred Securities or Warrant Shares are also for the benefit of, and enforceable by, any subsequent holder of Preferred Securities or Warrant Shares, as the case may be.

                           (f) SEVERABILITY. Whenever possible, each provision
                  of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                           (g) COUNTERPARTS. This Agreement may be executed
                  simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                           (h) DESCRIPTIVE HEADINGS; INTERPRETATION. The
                  descriptive headings of this Agreement are inserted for convenience only and do not constitute a paragraph of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                           (i) GOVERNING LAW. This Agreement shall be governed
                  by, and construed in accordance with, the laws of the State of Ohio.

                           (j) NOTICES. All notices, demands or other
                  communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered personally to the recipient, sent by reputable express courier service (charges prepaid) or sent by certified or registered mail, return receipt requested and postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail. Such notices, demands and other communications shall be sent to the parties hereto and subsequent holders of Preferred Securities, Warrant Shares, Other Investor Shares or Savastano Shares, at the addresses of such holders set forth in the books and records of the Company, or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first above written.

                                       WATERLINK, INC.

                                       By:

                                       Its:

                                       BRANTLEY VENTURE PARTNERS III, L.P.,

                                       By:      Brantley Venture Management III,
                                                L.P., its general partner

                                       By:      Pinkas Family Partners, L.P.,
                                                its general partner

                                       By:
                                          --------------------------------------
                                          Robert Pinkas, its general partner

                                       RIVER CITIES CAPITAL FUND LIMITED
                                       PARTNERSHIP

                                       By:      River Cities Management Limited
                                       Partnership, general partner

                                       By:      Mayson, Inc., general partner

                                       By:
                                          -------------------------------------
                                          Edwin T. Robinson, President

                                          THEODORE F. SAVASTANO, individually

                                       ENVIRONMENTAL OPPORTUNITIES
                                       FUND, L.P.

                                       By:  Environmental Opportunities
                                                Management Co., LLC

                                       Its: General Partner

                                       By:

                                            Kenneth C. Leung
                                       Its:     Manager

                                       ENVIRONMENTAL OPPORTUNITIES
                                       FUND (CAYMAN), L.P.

                                       By:  Environmental Opportunities
                                                Management Co., LLC

                                       Its: General Partner

                                       By:
                                          -------------------------------------
                                            Kenneth C. Leung
                                       Its:     Manager

                                       BRANTLEY CAPITAL CORPORATION

                                       By:
                                          -------------------------------------
                                       Robert P. Pinkas, Chairman, Chief
                                                Executive Officer and Treasurer

                                       NATIONAL CITY CAPITAL CORPORATION

                                       By:
                                          -------------------------------------
                                             Todd S. McCuaig

                                       IPP95, L.P.

                                       By:  WESINVEST, Inc., its general partner

                                       By:
                                          -------------------------------------
                                                Christine Jenkins, Secretary